Exhibit 21.1

PartnerRe Ltd.

Subsidiaries of the Company

	% Beneficial Ownership by Immediate Parent	Jurisdiction of Incorporation
PartnerRe Ltd.	—	Bermuda
PartnerRe Services Ltd.	100	Bermuda
Partner Reinsurance Company Ltd.	100	Bermuda
PartnerRe Servicios Y Compania Limitada (1)	99	Chile
Quantitative Strategies Bermuda Ltd.	100	Bermuda
Quantitative Strategies, LLC	100	Delaware, United States
PPF Holdings I Ltd.	100	Bermuda
Renewal Capital LLC (2)	99	Delaware, United States
PPF Holdings II Ltd.	100	Bermuda
PPF Holdings III Ltd.	100	Bermuda
PartnerRe Holdings Europe Limited	100	Ireland
PartnerRe Ireland Insurance Limited	100	Ireland
PartnerRe Holdings B.V.	100	Netherlands
PartnerRe Holdings SA	100	France
PartnerRe SA	100	France
Partner Reinsurance Europe Limited (3)	56	Ireland
PartnerRe do Brasil Servicos de Assessoria Ltda (4)	99	Brazil
PartnerRe Courcelles	100	France
PartnerRe Facility Management GmbH	100	Switzerland
PartnerRe U.S. Corporation	100	Delaware, United States
PartnerRe Finance A LLC	100	Delaware, United States
PartnerRe Finance B LLC	100	Delaware, United States
PartnerRe Finance C LLC	100	Delaware, United States
PartnerRe Capital Markets Corp	100	Delaware, United States
PartnerRe Principal Finance Inc.	100	Delaware, United States
PartnerRe New Solutions Inc	100	Delaware, United States
PartnerRe Asset Management Corporation	100	Delaware, United States
Partner Reinsurance Company of the U.S.	100	New York, United States
PartnerRe Insurance Company of New York.	100	New York, United States
PartnerRe Finance I Inc.	100	Delaware, United States
PartnerRe Finance II Inc	100	Delaware, United States
PartnerRe Capital Trust II	100	Delaware, United States
PartnerRe Capital Trust III	100	Delaware, United States
PartnerRe Holdings I Switzerland AG	100	Switzerland
PartnerRe Holdings Switzerland GmbH	100	Switzerland
PARIS RE Holdings France	100	France
PARIS RE SA	100	France
PARIS RE Risc Limited	100	Bermuda
PARIS RE America Insurance Co.	100	Delaware, United States
PARIS RE Asia Pacific Pte Ltd.	100	Singapore
PARIS RE Switzerland AG	100	Switzerland

(1)	Partner Reinsurance Company Ltd. holds 99% of PartnerRe Servicios Y Compania Limitada and PartnerRe Services Ltd. holds the remaining 1%.
(2)	PPF Holdings I Ltd. holds 99% of Renewal Capital LLC and a non-affiliate holds the remaining 1%.
(3)	PartnerRe SA holds 56% of Partner Reinsurance Europe Limited and PartnerRe Holdings SA holds the remaining 44%.
(4)	Partner Reinsurance Europe Limited holds 99% of PartnerRe do Brasil Servicos de Assessoria Ltda and PartnerRe Holdings Europe Limited holds the remaining 1%.